                           PERSONAL INVESTMENT POLICY
                                       FOR
                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

SSB Citi  Asset  Management  Group  ("SSB  Citi")1,  and  those  U.S.-registered investment  companies  advised  or managed  by SSB Citi that have  adopted  this policy ("Funds"),  have adopted this policy on securities  transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest  between  employees of SSB Citi and SSB Citi's  clients  (including the
Funds),  and between Fund directors or trustees and their Funds, and SECOND,  to provide policies and procedures  consistent with applicable law,  including Rule
17j-1  under the  Investment  Company  Act of 1940,  to  prevent  fraudulent  or manipulative  practices with respect to purchases or sales of securities held or to be acquired by client  accounts.  ALL U.S.  EMPLOYEES OF SSB CITI,  INCLUDING
EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, AND ALL DIRECTORS OR TRUSTEES
("DIRECTORS") OF EACH FUND, ARE COVERED PERSONS UNDER THIS POLICY. OTHER COVERED
PERSONS ARE DESCRIBED IN SECTION II BELOW.

I.     STATEMENT OF PRINCIPLES - All SSB Citi  employees owe a fiduciary duty to
       SSB  Citi's   clients   when   conducting   their   personal   investment
       transactions.  Employees  must place the  interests of clients  first and avoid activities,  interests and relationships  that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary  duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions.  At all times and in all matters Fund directors shall place the  interests  of their  Funds  before  their  personal  interests.  The fundamental  standard to be followed in personal securities  transactions is that  Covered  Persons may not take  inappropriate  advantage of their positions.

       All personal  securities  transactions by Covered Persons shall adhere to the  requirements  of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest,  the appearance of such a conflict,  or the abuse of the  person's  position of trust and responsibility.  While this policy is designed to address both identified conflicts and potential conflicts,  it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

       Employees  are  reminded  that they also are  subject to other  Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of  gifts  and  service  as a  director  of a  publicly  traded  company.
       EMPLOYEES MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN POSSESSION
       OF MATERIAL,  NON-PUBLIC  INFORMATION  ABOUT THE ISSUER OR THE MARKET FOR
       THOSE  SECURITIES OR COMMODITIES,  EVEN IF THE EMPLOYEE HAS SATISFIED ALL
       OTHER REQUIREMENTS OF THIS POLICY.

       The  reputation  of  SSB  Citi  and  its  employees  for  straightforward practices and integrity is a priceless  asset, and all employees have the duty and  obligation  to support and  maintain it when  conducting  their personal securities transactions.

1 The investment  advisory  entities of SSB Citi covered by this policy include:
Salomon  Brothers Asset  Management  Inc.; SSB Citi Fund  Management  LLC; Smith
Barney  Asset  Management  Division  of Salomon  Smith  Barney  Inc.;  Travelers
Investment Management Company; and the Citibank Global Asset Management Division
of Citibank, N.A. and Citicorp Trust, N.A.-California.

II.    APPLICABILITY  - SSB CITI  EMPLOYEES  - This  policy  applies to all U.S.
       employees of SSB Citi,  including  part-time  employees.  Each  employee, including employees who serve as Fund officers or directors,  must comply with all of the provisions of the policy applicable to SSB Citi employees unless  otherwise  indicated.  Certain  employees  are  considered  to be
       "investment  personnel" (i.e.,  portfolio managers,  traders and research analysts  (and each of their  assistants)),  and as such,  are subject to certain  additional  restrictions  outlined  in  the  policy.  All  other employees of SSB Citi are considered to be "advisory personnel."

       Generally,  temporary  personnel and consultants  working in any SSB Citi business  are subject to the same  provisions  of the policy as full-time employees, and their adherence to specific requirements will be addressed on a case-by-case basis.

       The personal investment policies, procedures and restrictions referred to herein  also  apply to an  employee's  spouse  and  minor  children.  The policies  also  apply to any other  account  over which the  employee  is deemed to have  BENEFICIAL  OWNERSHIP.  This  includes:  accounts  of any immediate  family  members  sharing the same  household as the  employee;
       accounts  of  persons  or other  third  parties  for  whom  the  employee exercises  investment  discretion  or gives  investment  advice;  a legal vehicle  in which  the  employee  has a  direct  or  indirect  beneficial interest  and has  power  over  investment  decisions;  accounts  for the benefit of a third party (e.g.,  a charity)  which may be directed by the employee  (other than in the  capacity of an  employee);  and any account over  which  the  employee  may be  deemed  to have  control.  For a more detailed  description  of  beneficial  ownership,  see Exhibit A attached hereto.

       These policies place certain  restrictions  on the ability of an employee to purchase or sell  securities  that are being or have been purchased or sold by an SSB Citi managed fund or client account. The restrictions also apply to securities  that are "related" to a security being  purchased or sold by an SSB Citi managed fund or client account.  A "related security"
       is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

       FUND  DIRECTORS - This policy applies to all directors of Funds that have adopted this policy.  The personal  investment  policies,  procedures and restrictions  that  specifically  apply  to Fund  directors  apply to all accounts  and  securities  in which the  director  has direct or indirect beneficial  ownership.  See Exhibit A attached hereto for a more detailed description of beneficial ownership.

       SECURITIES are defined as stocks, notes, bonds,  closed-end mutual funds, debentures,  and other evidences of indebtedness,  including senior debt, subordinated debt, investment contracts, commodity contracts, futures and
       all  derivative  instruments  such  as  options,   warrants  and  indexed
       instruments, or, in general, any interest or instrument commonly known as a "security."

III.   ENFORCEMENT - It is the  responsibility  of each Covered Person to act in accordance  with a high  standard  of  conduct  and to  comply  with  the policies  and  procedures  set  forth in this  document.  SSB Citi  takes seriously its obligation to monitor the personal investment activities of its  employees.  Any  violation  of  this  policy  by  employees  will be considered  serious,  and may result in  disciplinary  action,  which may include the unwinding of trades,  disgorgement of profits,  monetary fine or censure, and suspension or termination of employment. Any violation of this policy by a Fund director will be reported to the Board of Directors of the  applicable  Fund,  which may impose  such  sanctions  as it deems appropriate.

IV.    OPENING  AND  MAINTAINING  EMPLOYEE  ACCOUNTS  - All  employee  brokerage accounts,  including spouse accounts,  accounts for which the employee is deemed to have  beneficial  ownership,  and any other accounts over which the employee and/or spouse exercise control, must be maintained either at
       Salomon Smith Barney ("SSB") or at Citicorp Investment Services ("CIS").2
       For  spouses or other  persons  who, by reason of their  employment,  are required to conduct  their  securities,  commodities  or other  financial transactions  in a manner  inconsistent  with  this  policy,  or in other exceptional circumstances,  employees may submit a written request for an exemption to the Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance
       Department. In addition, all other provisions of this policy will apply.

V.     EXCLUDED   ACCOUNTS   AND   TRANSACTIONS   -  The   following   types  of
       accounts/transactions  need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:

           1. Accounts at outside mutual funds that hold only shares of open-end
              funds   purchased   directly   from  that  fund   company.   NOTE:
              TRANSACTIONS  RELATING  TO  CLOSED-END  FUNDS ARE  SUBJECT  TO THE
              PRE-CLEARANCE,  BLACKOUT  PERIOD  AND OTHER  RESTRICTIONS  OF THIS
              POLICY;

           2. Estate or trust  accounts in which an  employee or related  person has a  beneficial  interest,  but no  power to  affect  investment decisions.  There must be no communication  between the account(s)
              and the  employee  with regard to  investment  decisions  prior to execution.  THE EMPLOYEE MUST DIRECT THE  TRUSTEE/BANK  TO FURNISH
              COPIES  OF   CONFIRMATIONS   AND   STATEMENTS  TO  THE  COMPLIANCE
              DEPARTMENT;

           3. Fully  discretionary  accounts  managed by either an  internal  or external  registered  investment  adviser are permitted and may be custodied  away  from  SSB and CIS if (i)  the  employee  receives permission from the Regional Director of Compliance and the unit's
              Chief  Investment  Officer,  and (ii)  there  is no  communication between  the manager and the  employee  with regard to  investment decisions  prior to execution.  The employee must  designate  that copies of trade  confirmations  and monthly  statements be sent to the Compliance Department;

           4. Employees may  participate  in direct  investment  programs  which allow the purchase of securities  directly from the issuer without the intermediation of a broker/dealer provided that the timing and
              size  of  the  purchases  are   established  by  a   pre-arranged,
              regularized   schedule  (e.g.,   dividend   reinvestment   plans).
              Employees  must  pre-clear  the  transaction  at the time that the dividend  reinvestment  plan is being set up.  Employees also must provide  documentation  of these  arrangements and direct periodic
              (monthly or quarterly)  statements to the  Compliance  Department;
              and

2 This  requirement  will become  effective as to all  employees on a date to be determined  by the  Compliance  Department  and  may be  subject  to a  phase-in implementation process.

           5. In addition to the  foregoing,  the following  types of securities are exempted from pre-clearance,  blackout periods,  reporting and
              short-term   trading   requirements:   open-ended   mutual  funds;
              open-end unit investment  trusts;  U.S. Treasury bills,  bonds and notes;  mortgage  pass-throughs (e.g. Ginnie Maes) that are direct obligations  of the U.S.  government;  bankers  acceptances;  bank certificates  of  deposit;  commercial  paper;  and  high  quality short-term  debt  instruments  (meaning any instrument  that has a maturity  at  issuance  of less than 366 days and that is rated in
              one  of  the  two  highest  rating   categories  by  a  nationally
              recognized  statistical  rating  organization,   such  as  S&P  or
              Moody's), including repurchase agreements.

VI.    SECURITIES HOLDING  PERIOD/SHORT-TERM  TRADING - Securities  transactions
       must  be  for   investment   purposes   rather   than  for   speculation.
       Consequently,  employees  may not profit from the purchase  and sale,  or sale and purchase, of the same or equivalent securities within sixty (60)
       calendar  days,  calculated  on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day).  Citigroup securities received as part of an  employee's  compensation  are not  subject  to the  60-day holding  period.  All  profits  from  short-term  trades  are  subject to disgorgement.  However,  with the prior written  approval of both a Chief
       Investment  Officer and the Regional Director of Compliance,  and only in rare and/or unusual  circumstances,  an employee may execute a short-term trade that results in a significant loss or in break-even status.

VII.   PRE-CLEARANCE  - All SSB  Citi  employees  must  pre-clear  all  personal securities  transactions  (see  Section  V for  a  listing  of  accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance  form is attached as Exhibit B. IN ADDITION,  EMPLOYEES
       ARE PROHIBITED FROM ENGAGING IN MORE THAN TWENTY (20) TRANSACTIONS IN ANY
       CALENDAR  MONTH,  EXCEPT  WITH PRIOR  WRITTEN  APPROVAL  FROM THEIR CHIEF
       INVESTMENT OFFICER, OR DESIGNEE. A transaction must not be executed until the employee has received the necessary approval.  Pre-clearance is valid only on the day it is given.  If a transaction is not executed on the day pre-clearance  is granted,  it is required that  pre-clearance  be sought again on a subsequent day (i.e., open orders,  such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any  personal  securities  transaction,  employees  must  describe in detail  any  factors  which  might  be  relevant  to an  analysis  of the possibility  of a  conflict  of  interest.  Any trade that  violates  the pre-clearance  process may be unwound at the employee's expense,  and the employee  will be required to  absorb any resulting  loss and to disgorge any resulting profit.

       In addition  to the  foregoing,  the CGAM NA  Director  of Global  Equity
       Research,  or  his  designate,   must  approve  all  personal  securities
       transactions  for  members  of the  CGAM  Research  Department  prior  to pre-clearance  from  the  Compliance  Department  as set  forth  in  this section.  Pre-approval by the Director of Research, or his designate,  is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

VIII.  BLACKOUT PERIODS - No Covered Person shall purchase or sell,  directly or indirectly,  any  security  in which  he/she  has,  or by  reason  of the transaction  acquires,  any direct or indirect  beneficial  ownership  if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being  considered for purchase or sale, by a managed fund or client  account or in the case of a Fund  director,  by the director's Fund. In addition, the following Blackout Periods apply to the categories of SSB Citi employees listed below:

           1. PORTFOLIO  MANAGERS AND PORTFOLIO MANAGER ASSISTANTS - may not buy
              or sell any  securities  for personal  accounts seven (7) calendar days  before  or after  managed  funds or client  accounts  he/she manages trade in that security.

           2. TRADERS AND TRADER ASSISTANTS - may not buy or sell any securities for personal  accounts three (3) calendar days before or seven (7)
              calendar  days  after  managed  funds or  client  accounts  he/she executes trades for trade in that security.

           3. RESEARCH  ANALYSTS AND  RESEARCH  ASSISTANTS - may not buy or sell any  securities  for personal  accounts:  seven (7) calendar  days before or after the issuance of or a change in any recommendation;
              or seven (7)  calendar  days before or after any  managed  fund or client  account about which the employee is likely to have trading
              or  portfolio   information   (as  determined  by  the  Compliance
              Department) trades in that security.

           4. ADVISORY  PERSONNEL  (see Section II for details) - may not buy or sell any securities  for personal  accounts on the same day that a managed fund or client  account about which the employee is likely to have trading or portfolio  information  (as  determined  by the
              Compliance Department) trades in that security.

           5. UNIT TRUST  PERSONNEL - all  employees  assigned to the Unit Trust
              Department are prohibited from  transacting in any security when a
              SSB  Citi-sponsored  Unit Trust portfolio is buying the same (or a related)  security,  until seven  business days after the later of
              the   completion  of  the   accumulation   period  or  the  public
              announcement of the trust portfolio.  Similarly, all UIT employees are prohibited from  transacting in any security held in a UIT (or a related security) seven  business  days prior to the liquidation period of the trust.

           Employees  in  categories  1, 2 and 5 above  may  also be  considered
           Advisory  Personnel  for other  accounts  about which the employee is likely to have trading or portfolio information (as determined by the
           Compliance Department).

           Any violation of the foregoing provisions will require the employee's trade to be unwound,  with the employee  absorbing any resulting loss and disgorging any resulting profit.  Advisory  personnel are subject to the  unwinding of the trade  provision;  however,  they may not be required  to absorb  any  resulting  loss (at the  discretion  of the
           Compliance  Department  and the  employee's  supervisor).  Please  be reminded  that,  regardless of the  provisions  set forth above,  all employees are always  prohibited from effecting  personal  securities transactions based on material, non-public information.

           Blackout period requirements shall not apply to any purchase or sale, or series  of  related  transactions  involving  the same or  related securities,  involving  500 or fewer  shares in the  aggregate if the issuer has a market capitalization  (outstanding shares multiplied by the current  price per share)  greater than $10 billion and is listed on a U.S.  Stock  Exchange or NASDAQ.  Note:  Pre-clearance  is still required. Under certain circumstances,  the Compliance Department may determine  that an  employee  may not rely  upon this  "Large  Cap/De
           Minimis"  exemption.  In such a case,  the employee  will be notified prior to or at the time the pre-clearance request is made.

IX.    PROHIBITED   TRANSACTIONS  -  The  following  transactions  by  SSB  Citi employees  are  prohibited  without the prior  written  approval from the
       Chief  Investment  Officer,  or  designee,  and the  Regional  Compliance
       Director:

           1. The purchase of private placements; and

           2. The  acquisition of any  securities in an initial public  offering
              (new issues of municipal debt  securities may be acquired  subject to the other requirements of this policy (e.g., pre-clearance).)

X.     TRANSACTIONS  IN OPTIONS AND FUTURES - SSB Citi employees may buy or sell derivative  instruments  such as individual  stock  options,  options and futures on indexes and options  and futures on  fixed-income  securities, and may buy or sell physical commodities and futures and forwards on such commodities.  These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance,  blackout periods,  transactions  in Citigroup  securities  and the 60-day  holding period.  However,  the 60-day holding period does not apply to individual stock  options that are part of a hedged  position  where the  underlying stock  has  been  held  for more  than 60 days  and the  entire  position
       (including the underlying security) is closed out.

XI.    PROHIBITED RECOMMENDATIONS - No Covered Person shall recommend or execute any securities  transaction by any managed fund or client account, or, in the case of a Fund  director,  by the  director's  Fund,  without  having disclosed,  in writing, to the Chief Investment Officer, or designee, any direct or indirect  interest in such  securities  or issuers,  except for those  securities  purchased  pursuant  to  the  "Large  Cap/De  Minimis"
       exemption described in Section VIII above. Prior written approval of such recommendation  or  execution  also  must  be  received  from  the  Chief
       Investment Officer, or designee.  The interest in personal accounts could be in the form of:

           1. Any direct or indirect  beneficial  ownership of any securities of such issuer;

           2. Any contemplated transaction by the person in such securities;

           3. Any position with such issuer or its affiliates; or

           4. Any present or proposed business  relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XII.   TRANSACTIONS  IN CITIGROUP  SECURITIES - Unless an SSB Citi employee is a member of a designated group subject to more restrictive  provisions,  or is  otherwise  notified  to the  contrary,  the  employee  may  trade  in
       Citigroup  securities  without  restriction (other than the pre-clearance and other  requirements  of this policy),  subject to the limitations set forth below.

           Employees  whose  jobs are such  that  they  know  about  Citigroup's
           quarterly   earnings   prior  to  release   may  not  engage  in  any
           transactions in Citigroup  securities  during the "blackout  periods"
           beginning  on the first day of a calendar  quarter  and ending on the second  business day  following the release of earnings for the prior quarter.  Members of the SSB Citi  Executive  Committee  and  certain other  senior  SSB Citi  employees  are  subject  to  these  blackout periods.

           Stock option  exercises are permitted  during a blackout  period (but the  simultaneous  exercise  of an option and sale of the  underlying stock is  prohibited).  With regard to exchange  traded  options,  no transactions  in Citigroup  options are permitted  except to close or roll an  option  position  that  expires  during a  blackout  period.
           Charitable  contributions of Citigroup  securities may be made during the blackout period,  but an individual's  private foundation may not sell donated Citigroup common stock during the blackout period. "Good
           `til cancelled"  orders on Citigroup  stock must be cancelled  before entering a blackout period and no such orders may be entered during a blackout period.

           No employee  may engage at any time in any personal  transactions  in
           Citigroup  securities  while in  possession  of  material  non-public information.  Investments in Citigroup securities must be made with a
           long-term   orientation  rather  than  for  speculation  or  for  the
           generation of short-term  trading profits.  In addition,  please note that employees may not engage in the following transactions:

           *  Short sales of Citigroup securities;

           *  Purchases  or sales of options  ("puts" or "calls")  on  Citigroup securities,  except  writing  a  covered  call at a time  when the securities could have been sold under this policy;

           *  Purchases or sales of futures on Citigroup securities; or

           *  Any  transactions  relating  to  Citigroup  securities  that might reasonably appear speculative.

           The number of  Citigroup  shares an  employee  is  entitled to in the
           Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the  employee has given  instructions  to purchase the shares of  Citigroup.  Thus,  employees  are not permitted to use options to hedge  their  financial  interest in the  Citigroup  Stock
           Purchase Plan.

           Contributions  into the  firm's  401(k)  Plan are not  subject to the restrictions and prohibitions described in this policy.

XIII.  ACKNOWLEDGEMENT AND REPORTING REQUIREMENTS - SSB CITI EMPLOYEES - All new
       SSB Citi  employees  must certify that they have  received a copy of this policy, and have read and understood its provisions. In addition, all SSB
       Citi employees must:

           1. Acknowledge  receipt of the policy and any modifications  thereof, in writing (see Exhibit C for the form of Acknowledgement);

           2. Within  10 days of  becoming  an SSB Citi  employee,  disclose  in
              writing   all   information   with   respect  to  all   securities
              beneficially   owned   and   any   existing   personal   brokerage
              relationships  (employees  must also  disclose  any new  brokerage relationships  whenever  established).  Such information should be provided on the form attached as Exhibit D;

           3. Direct  their  brokers to  supply,  on a timely  basis,  duplicate copies of  confirmations of all personal  securities  transactions
              (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE  TRANSMISSION
              OF AUTOMATED FEEDS);

           4. Within 10 days  after the end of each  calendar  quarter,  provide information  relating to securities  transactions  executed during the  previous  quarter for all  securities  accounts  (NOTE:  THIS
              REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED
              FEEDS);

           5. Submit an annual holdings report  containing  similar  information that must be current as of a date no more than 30 days  before the report is submitted,  and confirm at least  annually all brokerage relationships and any and all outside business affiliations (NOTE:
              THIS  REQUIREMENT  MAY BE SATISFIED  THROUGH THE  TRANSMISSION  OF
              AUTOMATED  FEEDS  OR THE  REGULAR  RECEIPT  OF  MONTHLY  BROKERAGE
              STATEMENTS); and

           6. Certify on an annual basis that he/she has read and understood the policy,  complied  with the  requirements  of the  policy and that he/she has  pre-cleared  and  disclosed  or reported  all personal securities  transactions  and securities  accounts  required to be disclosed or reported pursuant to the requirements of the policy.

       FUND DIRECTORS - Fund Directors shall deliver the information required by
       Items 1 through 4 of the immediately  preceding paragraph,  except that a
       Fund  director who is not an  "interested  person" of the Fund within the meaning of Section  2(a)(19) of the  Investment  Company Act of 1940, and
       who would be  required to make  reports  solely by reason of being a Fund
       Director, is not required to make the initial and annual holdings reports required  by Item 2. Also,  a  "non-interested"  Fund  Director  need not
       supply  duplicate   copies  of   confirmations  of  personal   securities
       transactions  required  by Item 3,  and  need  only  make  the  quarterly transactions reports required by Item 3 as to any security if at the time of a transaction by the Director in that security,  he/she knew or in the ordinary course of fulfilling  his/her official duties as a Fund Director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that security is or was purchased or sold by that Director's  Fund or was being  considered for purchase or sale by that Director's Fund.

       DISCLAIMER OF BENEFICIAL OWNERSHIP - The reports described in Items 2 and
       3 above may contain a statement  that the reports  shall not be construed as an  admission  by the person  making the  reports  that he/she has any direct or indirect  beneficial  ownership in the  securities to which the reports relate.

XIV.   HANDLING OF DISGORGED PROFITS - Any amounts that are paid/disgorged by an employee  under this  policy  shall be donated by SSB Citi to one or more charities. Amounts donated may be aggregated by SSB Citi and paid to such charity or charities at the end of each year.

XV.    CONFIDENTIALITY  - All  information  obtained  from  any  Covered  Person pursuant to this policy shall be kept in strict  confidence,  except that such  information  will be made  available to the Securities and Exchange
       Commission or any other regulatory or self-regulatory  organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVI.   OTHER LAWS,  RULES AND  STATEMENTS OF POLICY - Nothing  contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance  with the provision of any applicable law, rule or  regulation  or, in the case of SSB Citi  employees,  any statement of policy or  procedure  governing  the  conduct of such  person  adopted by
       Citigroup, its affiliates and subsidiaries.

XVII.  RETENTION  OF  RECORDS - All  records  relating  to  personal  securities transactions  hereunder and other  records  meeting the  requirements  of applicable  law,  including a copy of this policy and any other  policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law,  including Rule 17j-1 under the
       1940 Act. The Compliance  Department  shall have the  responsibility  for maintaining records created under this policy.

XVIII. MONITORING  - SSB Citi takes  seriously  its  obligation  to monitor  the personal  investment  activities  of  its  employees  and to  review  the periodic reports of all Covered  Persons.  Employee  personal  investment transaction activity will be monitored by the Compliance Department.  All noted  deviations from the policy  requirements  will be referred back to the employee for follow-up and resolution  (with a copy to be supplied to the employee's  supervisor).  Any noted deviations by Fund directors will be  reported  to the  Board  of  Directors  of the  applicable  Fund  for consideration and follow-up as contemplated by Section III hereof.

XIX.   EXCEPTIONS  TO THE POLICY - Any  exceptions  to this policy must have the prior  written  approval  of both the Chief  Investment  Officer  and the
       Regional  Director of Compliance.  Any questions about this policy should be directed to the Compliance Department.

XX.    BOARD REVIEW - Fund management and SSB Citi shall provide to the Board of
       Directors of each Fund,  on a quarterly  basis,  a written  report of all material  violations  of this policy,  and at least  annually,  a written report and certification meeting the requirements of Rule 17j-1 under the
       1940 Act.

XXI.   OTHER CODES OF ETHICS - To the extent that any officer of any Fund is not a Covered Person hereunder,  or an investment  subadviser of or principal underwriter for any Fund and their respective  access persons (as defined in Rule 17j-1) are not Covered Persons  hereunder,  those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XXII.  AMENDMENTS - SSB CITI  EMPLOYEES - Unless  otherwise  noted herein,  this policy shall become  effective as to all SSB Citi  employees on March 30,
       2000.  This policy may be amended as to SSB Citi  employees  from time to time by the Compliance Department.  Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

       FUND DIRECTORS - This policy shall become effective as to a Fund upon the approval  and  adoption of this policy by the Board of  Directors of that
       Fund in accordance  with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund.  Any material  amendment of this  policy  that  applies to the  directors  of a Fund shall  become effective  as to the  directors  of that  Fund  only  when  the  Board of
       Directors of that Fund has approved the amendment in accordance with Rule
       17j-1 or at such earlier date as determined by the Secretary of the Fund.

March 15, 2000

                                                                      EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have  "Beneficial  Ownership" of Securities if you have or share a direct or indirect "PECUNIARY INTEREST" in the Securities.

You have a  "Pecuniary  Interest"  in  Securities  if you have the  opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

       1. Securities  held by members of your IMMEDIATE  FAMILY sharing the same household;  however,  this  presumption  may be rebutted by convincing evidence that profits derived from  transactions  in these  Securities will not provide you with any economic benefit.

          "Immediate  family" means any child,  stepchild,  grandchild,  parent,
          stepparent,     grandparent,     spouse,    sibling,    mother-in-law,
          father-in-law,   son-in-law,   daughter-in-law,   brother-in-law,   or
          sister-in-law, and includes any adoptive relationship.

       2. Your interest as a general  partner in Securities held by a general or limited partnership.

       3. Your interest as a manager-member  in the Securities held by a limited liability company.

You do  NOT  have  an  indirect  Pecuniary  Interest  in  Securities  held  by a corporation, partnership, limited liability company or other entity in which you hold an equity  interest,  unless you are a controlling  equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

       1. Your  ownership of Securities as a trustee where either you or members of your  immediate  family have a vested  interest in the principal or income of the trust.

       2. Your ownership of a vested interest in a trust.

       3. Your status as a settlor of a trust,  unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

THE  FOREGOING  IS A SUMMARY  OF THE  MEANING  OF  "BENEFICIAL  OWNERSHIP".  FOR
PURPOSES OF THE ATTACHED POLICY,  "BENEFICIAL OWNERSHIP" SHALL BE INTERPRETED IN
THE SAME MANNER AS IT WOULD BE IN DETERMINING WHETHER A PERSON IS SUBJECT TO THE
PROVISIONS  OF SECTION 16 OF THE  SECURITIES  EXCHANGE ACT OF 1934 AND THE RULES
AND REGULATIONS THEREUNDER

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")         EXHIBIT B
                        EMPLOYEE TRADE PRE-APPROVAL FORM
                                    (PAGE 1)

INSTRUCTIONS:

ALL EMPLOYEES ARE  REQUIRED to  submit this form  to the  Compliance  Department prior to placing a trade. The COMPLIANCE  DEPARTMENT WILL NOTIFY THE EMPLOYEE AS
TO WHETHER OR NOT PRE-APPROVAL IS GRANTED. PRE-APPROVAL IS EFFECTIVE ONLY ON THE
DATE GRANTED.

I.   EMPLOYEE INFORMATION

-----------------------------------------------------------------------------------
Employee Name:                                        Phone Number:
-----------------------------------------------------------------------------------
Account Title:
-----------------------------------------------------------------------------------
Account Number:
-----------------------------------------------------------------------------------
Managed Account(s)/Mutual Fund(s) for which
employee is a Covered Person:
-----------------------------------------------------------------------------------

II.  SECURITY INFORMATION

                           IPO  |_| Yes     |_| No      Private Placement  |_| Yes  |_| No

-------------------------------------------------------------------------------------------
     Security      Security Type-   Ticker   Buy/Sell    If Sale,      No.      Large
       Name         e.g., common                        Date First   Shares/     Cap
                     stock, etc.                        Acquired1     Units     Stock?2
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

III. YOUR POSITION WITH THE FIRM:
             (PLEASE CHECK ONE
              OF THE FOLLOWING)         |_|  Portfolio Manager/Portfolio Manager Assistant
                                        |_|  Research Analyst/Research Analyst Assistant
                                        |_|  Trader/Trader Assistant
                                        |_|  Unit Trust Personnel
                                        |_|  Other (Advisory Personnel)

NOTE:   o  All Portfolio Managers must complete the reverse side of this form.
        o  All RESEARCH ANALYSTS and RESEARCH ANALYST ASSISTANTS located in CONNECTICUT
           MUST provide an additional form signed by RAMA KRISHNA or one of his designees.

IV.  CERTIFICATION

I CERTIFY THAT I WILL NOT EFFECT THE  TRANSACTION(S)  DESCRIBED ABOVE UNLESS AND
UNTIL  PRE-CLEARANCE  APPROVAL IS OBTAINED  FROM THE  COMPLIANCE  DEPARTMENT.  I
FURTHER CERTIFY THAT, EXCEPT AS DESCRIBED ON AN ATTACHED PAGE, TO THE BEST OF MY
KNOWLEDGE, THE PROPOSED TRANSACTION(S) WILL NOT RESULT IN A CONFLICT OF INTEREST
WITH ANY ACCOUNT  MANAGED BY SSB CITI  (INCLUDING  MUTUAL  FUNDS  MANAGED BY SSB
CITI). I FURTHER CERTIFY THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO PENDING
ORDERS FOR ANY  SECURITY  LISTED  ABOVE OR ANY RELATED  SECURITY FOR ANY MANAGED
ACCOUNTS  AND/OR  MUTUAL FUNDS FOR WHICH I AM CONSIDERED A COVERED  PERSON.  THE
PROPOSED TRANSACTION(S) ARE CONSISTENT WITH ALL FIRM POLICIES REGARDING EMPLOYEE
PERSONAL SECURITIES TRANSACTIONS.

SIGNATURE                                                DATE
         ---------------------------                         -------------------

------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
==========================================================================================
                  |_| Yes   |_| No                  |_| Yes     |_| No       Reason not
ARE SECURITIES                       PRE-APPROVAL                              granted:
 RESTRICTED?                            GRANTED?
------------------------------------------------------------------------------------------
COMPLIANCE DEPARTMENT
       SIGNATURE:    -------------------------      Date:                    Time:
------------------------------------------------------------------------------------------
1.   All securities sold must have been held for at least 60 days.
2.   For purposes of SSB Citi's personal trading policies, a Large Cap Exemption applies to transactions  involving 500 or fewer shares in aggregate and the stock is one  that is listed  on a U.S.  stock exchange or NASDAQ and whose issuer  has a  market  capitalization  (outstanding  shares  multiplied  by current price) of more than $10 billion.

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")

                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must  answer the following  questions in order  to obtain pre-approval.  All questions must  be answered  or the form will be returned. If a question is not applicable, please indicate "N/A".

1.   Have your client  accounts  purchased  or sold the  securities  (or related securities) in the past seven calendar days?
               Yes   |_|                No   |_|

2.   Do you intend to purchase or sell the  securities  (or related  securities)
     for any client accounts in the next seven calendar days?
               Yes   |_|            No   |_|

3.   Do any of your client  accounts  currently own the  securities  (or related
     securities)?        Yes   |_|    No   |_|

     3a.  If yes, and you are selling the securities for your personal  account, please  explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4.   Have you, in the past 7 calendar days, CONSIDERED purchasing the securities
     (or related securities) for your client accounts?
                         Yes |_|      No |_|

     4a.  If yes, and you are purchasing  securities for your personal  account, please explain why the purchase of the  securities is appropriate  for your account but has been rejected for your client accounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     4b.  If no, and you are purchasing  securities  for your personal  account, please  explain  why the  purchase  of the  securities  has  not  been considered for your client accounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CERTIFICATION

I certify that I will not effect the  transaction(s)  described above unless and until  pre-clearance  approval is obtained  from the  Compliance  Department.  I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account  managed by SSB Citi  (including  mutual  funds  managed by SSB
Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security  listed above or any related  securities for any Managed
Accounts  and/or  Mutual Funds for which I am considered a Covered  Person.  The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

SIGNATURE                                    DATE
          ----------------------------            ------------------------------

------------------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
==========================================================================================
                  |_| Yes   |_| No                  |_| Yes     |_| No       Reason not
ARE SECURITIES                       PRE-APPROVAL                              granted:
 RESTRICTED?                            GRANTED?
------------------------------------------------------------------------------------------
COMPLIANCE DEPARTMENT
       SIGNATURE:    -------------------------      Date:                    Time:
------------------------------------------------------------------------------------------

                           PERSONAL INVESTMENT POLICY                  EXHIBIT C
                                       FOR
                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

                                 ACKNOWLEDGMENT

I ACKNOWLEDGE THAT I HAVE RECEIVED AND READ THE PERSONAL  INVESTMENT  POLICY FOR
SSB  CITI  ASSET  MANAGEMENT  GROUP  -  NORTH  AMERICA  AND  CERTAIN  REGISTERED
INVESTMENT  COMPANIES  DATED MARCH 15, 2000. I UNDERSTAND  THE PROVISIONS OF THE
PERSONAL INVESTMENT POLICY AS DESCRIBED THEREIN AND AGREE TO ABIDE BY THEM.

                  EMPLOYEE NAME (PRINT):
                                            ------------------------------------
                  SIGNATURE:
                                            -----------------------------------
                  DATE:
                                            -----------------------------------

   ------------------------------------------------ -----------------------------------
   SOCIAL SECURITY NUMBER:                          DATE OF HIRE:
   ================================================ ===================================
   JOB FUNCTION & TITLE:                        SUPERVISOR:
   ------------------------------------------------------------------------------------
   LOCATION:
   ------------------------------------------------ -----------------------------------
   FLOOR AND/OR ZONE:                               TELEPHONE NUMBER:
   ------------------------------------------------ -----------------------------------

   NASD REGISTERED EMPLOYEE
   (PLEASE CHECK ONE)             |_| Yes         |_|  No
   ------------------------------------------------------------------------------------
   If REGISTERED, list Registration \ License:
   ------------------------------------------------------------------------------------

     THIS ACKNOWLEDGMENT FORM MUST BE COMPLETED AND RETURNED NO LATER THAN MARCH
     30, 2000 TO THE COMPLIANCE DEPARTMENT - ATTENTION: VERA SANDUCCI-DENDY, 388
     GREENWICH STREET, 23RD FLOOR, NEW YORK, NY 10013.

                                                                       EXHIBIT D

   SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA PERSONAL INVESTMENT POLICY
  FINANCIAL SERVICES FIRM DISCLOSURE AND INITIAL REPORT OF SECURITIES HOLDINGS

THIS REPORT MUST BE SIGNED,  DATED AND RETURNED  WITHIN 10 DAYS OF EMPLOYMENT TO
THE  COMPLIANCE  DEPARTMENT  - ATTENTION:  VERA  SANDUCCI-DENDY,  388  GREENWICH
STREET, 23RD FLOOR

--------------------------------------------------------------------------------
EMPLOYEE NAME:                          DATE OF EMPLOYMENT:
              -----------------------                       --------------------

--------------------------------------------------------------------------------
BROKERAGE ACCOUNTS:

|_| I do not have a BENEFICIAL  INTEREST in any  account(s)  with any  financial services  firm.

|_| I maintain the  following  account(s)  with the financial  services  firm(s)
    listed below (attach additional  information if necessary-e.g.,  a brokerage statement).  Please  include the  information required below for any broker, dealer or bank where an account is  maintained  which holds  securities  for your direct or indirect benefit as of the date you began your employment.

--------------------------------------------------------------------------------
   Name of Financial Service(s)        Account Title             Account Number
     Firm and Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES HOLDINGS:

Complete  the  following  (or  attach a copy of your most  recent  statement(s))
listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:

o   You own securities which are held by financial services firm(s) as described above.  If you  submit a copy of a  statement,  it must  include  all of the information  set forth  below.  Please  be sure to  include  any  additional securities  purchased  since the date of the  brokerage  statement  which is attached. Use additional sheets if necessary.

o   Your  securities  are not  held  with a  financial  service(s)  firm  (e.g., dividend reinvestment programs).

--------------------------------------------------------------------------------------------
Title of      Ticker Symbol   # of Shares   Principal Amt.  Held Since    Financial Services
Security                                                                        Firm
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

|_| I have no securities holdings to report.

I CERTIFY THAT I HAVE RECEIVED THE SSB CITI - NORTH AMERICA PERSONAL  INVESTMENT
POLICY AND HAVE READ IT AND UNDERSTOOD ITS CONTENTS.  I FURTHER CERTIFY THAT THE
ABOVE REPRESENTS A COMPLETE AND ACCURATE  DESCRIPTION OF MY BROKERAGE ACCOUNT(S)
AND SECURITIES HOLDINGS AS OF MY DATE OF EMPLOYMENT.

Signature:                              Date of Signature:
           --------------------------                      ---------------------